Exhibit 99.36

Execution Version

February 9, 2014

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attention: William A. Ackman

Mr. Ackman:

Valeant Pharmaceuticals International, Inc. (together with its controlled affiliates, and including any successor thereto, “we” or the “Company”) will simultaneously with the execution of this letter agreement (this “Agreement”) disclose to you the name of a company (together with its subsidiaries, “Target”) with respect to which the Company is considering a transaction (a “Transaction”).

1. Confidentiality.

(a) You (together with your controlled affiliates and including any successor thereto, “you” or “Poseidon” and together with the Company, the “Parties”) agree to keep confidential and to not use (except in discussions with us and for the purposes of evaluating a Transaction) (i) the fact that discussions or negotiations may take place, are taking place or have taken place concerning a Transaction (including discussions between us and you) or any of the terms or other facts relating thereto, including the status thereof, (ii) the existence or the terms of this Agreement or (iii) that the Company may have any interest in a Transaction or has taken with respect to Target; provided, however, you may disclose such information (i) to your officers and other senior employees who need to know such information in connection with discussing a Transaction with us (such persons in their capacity as such being generally referred to herein as “Representatives”) so long as you cause your Representatives to treat such information in a confidential manner and in accordance with the terms hereof (it being understood that you will be responsible for any breach of the terms of this Agreement by your Representatives) and (ii) as provided in Section 1(b). In the event that you or any of your Representatives or affiliates is required to disclose any such information in connection with a judicial or administrative proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigation Demand or similar process) or pursuant to a formal request from a regulatory examiner, to such regulatory examiner, you will provide us with prompt and, to the extent legally permissible, prior notice of such requirement(s). You also agree to cooperate with us (at our expense) to the extent we may seek to limit such disclosure, including, if requested, taking all reasonable steps (at our expense) to resist or avoid any such judicial or administrative proceedings referred to above. If and to the extent, in the absence of a protective order or the receipt of a waiver from us after a request in writing therefor is made by you (such request to be made as soon as practicable to allow us a reasonable amount of time to respond thereto), you or your Representatives or affiliates are legally required as advised by counsel to disclose such as contemplated by this Section 1(b), you will limit such disclosure to that which is legally required and will use reasonable efforts as practicable to obtain assurances that confidential treatment will be accorded to information that you are required to disclose, and thereafter you may disclose such information without liability hereunder. In addition, you may disclose information to the extent you have received the opinion of its outside counsel that you are required to make such disclosure in order to avoid violating the federal securities laws or rules of a national securities exchange to which it is subject, and the requirement to make such disclosure does not arise from your breach of this Agreement or as a result of your unilateral actions; provided, however, that to the extent legally permissible you will notify us prior to making any such disclosure at least 24 hours prior to making the disclosure, and will seek to narrow the intended disclosure to the extent we request.

2. Securities Matters. In connection with the disclosure being made in connection with this Agreement, you agree that you shall not, and shall cause your Representatives and affiliates not to (and you and they will not assist or form a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act in concert or participate with or encourage other persons to), directly or indirectly, acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership (within the meaning of Section 13(d)(1) of the Exchange Act) or constructive economic ownership, including through any option, warrant, convertible security, stock appreciation right swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or other mechanism at a price related to the value of equity securities of the Company or Target, as the case may be, or a value determined in whole or part with reference to, or derived in whole or in part from, the value of equity securities of the Company or Target, as the case may be, and that increases in value as the value of equity securities of the Company or Target, as the case may be, increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of equity securities of the Company or Target, as the case may be, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such person, (ii) the derivative is required to be, or capable of being, settled through delivery of such securities or (iii) such person may have entered into other transactions that hedge the

2

economic effect of such derivative, but not including any interests, rights, options or other securities set forth in Rule 16a-l(c)(l)-(5) or (7) under the Exchange Act, of any equity securities of the Company or Target, as the case may be, including rights or options to acquire such ownership. In addition, Poseidon shall disclose to the Company its beneficial ownership or constructive economic ownership of any equity securities of the Target or any of its affiliates within 48 hours of the Company providing Poseidon with the identity of the Target.

3. Equitable Relief. We, without prejudice to any rights to judicial relief we may otherwise have, shall be entitled to seek equitable relief (at our cost or expense), including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement. You agree that you will not oppose the granting of such relief on the basis that we have an adequate remedy at law. You also agree that you will not seek and agree to waive any requirement for the securing or posting of a bond in connection with our seeking or obtaining such relief. You acknowledge that the provisions of this Agreement which we would seek to specifically enforce are valuable and unique and that any such breach of this Agreement will result in irreparable injury to us.

4. Compliance with Law.

(a) You hereby confirm that you are aware and that your Representatives have been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company on the basis of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities.

(b) You hereby confirm that you and your affiliates will take any action necessary or appropriate to prevent the use by you and them of any information disclosed in connection with this Agreement in a way that would reasonably be expected to violate any antitrust or other applicable law, including the federal securities laws.

5. Miscellaneous.

(a) The term “person” as used in this Agreement shall be broadly interpreted to include the media and any corporation, company, group, partnership, joint venture, limited liability company, trust, governmental entity or individual. The term “affiliate” as used in this Agreement shall mean a Person that directly or indirectly controls such Person (control means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity). The term “including” and any variation thereof shall be deemed to be followed by the words “without limitation” except where the meaning clearly indicates otherwise.

3

(b) It is agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

(c) It is understood and agreed that if any provision contained in this Agreement or the application thereof to you, the Company, or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. In the case of any such invalidity, illegality or unenforceability, a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and this Agreement.

(d) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof to the extent that such principles would direct a matter to another jurisdiction.

(e) Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9(f). Each Party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each of the Parties agrees that a final judgment in any lawsuit, action or other proceeding arising out of or relating to this Agreement brought in the Chosen Courts shall be conclusive and binding upon each of the Parties and may be enforced in any other courts the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment.

4

(f) Any notice hereunder shall be made in writing by overnight courier, personal delivery or facsimile, in each case to:

If to the Company:

Valeant Pharmaceuticals International, Inc.

700 Route 202/206 North

Bridgewater, New Jersey 08807

Attention: General Counsel

Facsimile: (949) 461-6609

If to you:

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attention: William A. Ackman; Roy J. Katzovicz

Facsimile: (212) 286-1133

(g) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, between the Parties with respect to the subject matter hereof, including any click-thru or other agreement effected by the use of an electronic data room.

(h) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment of this Agreement without the prior written consent of the other Party shall be void.

(i) This Agreement may only be amended by a separate writing signed by the Company and you expressly so amending this Agreement. Any provision of this Agreement may be waived by the Party entitled to the benefit thereof, if in writing and signed by the Party entitled to the benefit thereof.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

(k) Unless earlier terminated in a writing executed by the Parties, this Agreement shall terminate upon the earlier of (i) two years from the date of this Agreement or (ii) the consummation of a Transaction.

[The next page is the signature page]

5

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By	/s/ Robert R.Chai-Onn
Name: Robert R.Chai-Onn
Title: General Counsel

CONFIRMED AND AGREED TO: PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By: PS Management GP, LLC, its General Partner

By
Name: William A. Ackman
Title: Managing Member

Dated:

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

Very truly yours,

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By
Name: Robert R. Chai-Onn
Title: General Counsel

CONFIRMED AND AGREED TO: PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By: PS Management GP, LLC, its General Partner

By	/s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

Dated: February 9, 2014

EXECUTION VERSION

CONFIDENTIAL

February 9, 2014

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attention: William A. Ackman

Mr. Ackman:

Valeant Pharmaceuticals International, Inc. (together with its controlled affiliates, and including any successor thereto, “we” or the “Company”) and you (together with your controlled affiliates, and including any successor thereto, “you” or “Pershing Square” and, together with the Company, the “Parties”) are discussing the possibility of a transaction involving Allergan, Inc. (together with its subsidiaries, “Target”) and a potential equity investment by you in the Company (together, the “Transaction”).

1. Confidentiality.

(a) You agree to keep confidential and to not use (except in discussions with us and for the purposes of evaluating a Transaction) (i) the fact that discussions or negotiations may take place, are taking place or have taken place concerning a Transaction (including discussions between us and you) or any of the terms or other facts relating thereto or in connection therewith, including the status thereof; (ii) the existence or the terms of this letter agreement (this “Agreement”); (iii) the fact that the Company may have any interest in a Transaction or has taken any action with respect to Target; or (iv) any non-public and confidential technical, scientific, trade secret or other proprietary information (including forecasts, financial data or statements and business development plans or strategies) of the Company or any of its affiliates provided to you or your Representatives (as defined herein) by the Company or its Representatives, whether provided before or after the date of this Agreement and whether oral, written or electronic, together with any reports, analyses, summaries, memoranda, notes, studies or any other written or electronic materials to the extent such materials contain, reflect or are based upon such information prepared by any person; provided, however, that such information does not include any information that (A) is or becomes generally available to the public other than as a result of your or your Representatives’ breach of this Agreement, (B) is obtained by you or your Representatives on a non-confidential basis from a third party that, to your or your Representatives’ knowledge, was not contractually restricted from disclosing such information, (C) was in your or your Representatives’ possession prior to the Company’s or its Representative’s disclosure hereunder or (D) was or is independently developed by you or your Representatives without using any such information; provided, further, however, you may disclose such information (i) to your officers and other senior employees and outside counsel who need to know such information in connection with discussing a Transaction with us (such persons in their capacity as such, and the directors, officers and other senior employees and outside counsel of the Company and other representatives, being referred to herein as its “Representatives,” as the context requires) so long as you cause your Representatives to treat such information in a confidential manner and in accordance with the terms hereof (it being understood that you will be responsible for any breach of the terms of this Agreement by your Representatives) and (ii) as provided in Section 1(b).

(b) If you or any of your Representatives or affiliates is required to disclose any such information in connection with a judicial or administrative proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigation Demand or similar process) or pursuant to a formal request from a regulatory examiner, to such regulatory examiner, you will provide us with prompt and, to the extent legally permissible, prior notice of such requirement(s). You also agree to cooperate with us (at our expense) to the extent we may seek to limit such disclosure, including, if requested, taking all reasonable steps (at our expense) to resist or avoid any such judicial or administrative proceedings referred to above. If and to the extent, in the absence of a protective order or the receipt of a waiver from us after a request in writing therefor is made by you (such request to be made as soon as practicable to allow us a reasonable amount of time to respond thereto), you or your Representatives or affiliates are legally required as advised by counsel to disclose such as contemplated by this Section 1(b), you will limit such disclosure to that which is legally required and will use reasonable efforts as practicable to obtain assurances that confidential treatment will be accorded to information that you are required to disclose, and thereafter you may disclose such information without liability hereunder. In addition, you may disclose information to the extent you have received the opinion of its outside counsel that you are required to make such disclosure in order to avoid violating the federal securities laws or rules of a national securities exchange to which it is subject, and the requirement to make such disclosure does not arise from your breach of this Agreement or as a result of your unilateral actions; provided, however, that to the extent legally permissible you will notify us prior to making any such disclosure at least 24 hours prior to making the disclosure, and will seek to narrow the intended disclosure to the extent we request.

2. Securities Matters. In connection with the disclosure being made in connection with this Agreement, you agree that you shall not, and shall cause your Representatives and affiliates not to (and you and they will not assist or form a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act in concert or participate with or encourage other persons to), directly or indirectly, acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership (within the meaning of Section 13(d)(1) of the Exchange Act) or constructive economic ownership, including through any option, warrant, convertible security, stock appreciation right swap agreement, any of the deemed securities for purposes of section 76(6) of the Securities Act (Ontario) or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or other mechanism at a price related to the value of equity securities of the Company or Target, as the case may be, or a value determined in whole or part with reference to, or derived in whole or in part from, the value of equity securities of the Company or Target, as the case may be, and that increases in value as the value of equity securities of the Company or Target, as the case may be, increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of equity securities of the Company or Target, as the case may be, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such person, (ii) the derivative is required to be, or capable of being, settled through delivery of such securities or (iii) such person may have entered into other transactions that hedge the economic effect of such derivative, but not including any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) under the Exchange Act, any trading referred to in section 189.1 of the Securities Act (Quebec) or use of the privileged information in a manner other than permitted therein, of any equity securities of the Company or Target, as the case may be, including rights or options to acquire such ownership. In addition, Pershing Square has disclosed to the Company, as of the date of this Agreement, its true and correct beneficial ownership or constructive economic ownership of any equity securities of the Target or any of its affiliates.

3. Equitable Relief. We, without prejudice to any rights to judicial relief we may otherwise have, shall be entitled to seek equitable relief (at our cost or expense), including injunction and/or specific performance, in the event of any breach or threatened breach of the provisions of this Agreement. You agree that you will not oppose the granting of such relief on the basis that we have an adequate remedy at law. You also agree that you will not seek and agree to waive any requirement for the securing or posting of a bond in connection with our seeking or obtaining such relief. You acknowledge that the provisions of this Agreement which we would seek to specifically enforce are valuable and unique and that any such breach of this Agreement will result in irreparable injury to us.

4. Compliance with Law.

(a) You hereby confirm that you are aware and that your Representatives have been advised that the United States and Canadian securities laws prohibit any person who has material non-public information about a company (in the case of Canadian securities laws, where the company is a reporting issuer) from purchasing or selling securities of such company on the basis of such information or under United States securities laws from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase or sell such securities, and under Canadian securities laws from disclosing certain information subject to prescribed exceptions under such laws.

(b) You hereby confirm that you and your affiliates will take any action necessary or appropriate to prevent the use by you and them of any information disclosed in connection with this Agreement in a way that would reasonably be expected to violate any antitrust or other applicable law, including the federal securities laws of the United States and Canadian securities laws.

5. Miscellaneous.

(a) The term “person” as used in this Agreement shall be broadly interpreted to include the media and any corporation, company, group, partnership, joint venture, limited liability company, trust, governmental entity or individual. The term “affiliate” as used in this Agreement shall mean a Person that directly or indirectly controls such Person (control means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity). The term “including” and any variation thereof shall be deemed to be followed by the words “without limitation” except where the meaning clearly indicates otherwise.

(b) It is agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

(c) It is understood and agreed that if any provision contained in this Agreement or the application thereof to you, the Company, or any other person or circumstance shall be invalid, illegal or unenforceable in any respect under any applicable law as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained in this Agreement, or the application of such provision to such persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. In the case of any such invalidity, illegality or unenforceability, a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and this Agreement.

(d) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof to the extent that such principles would direct a matter to another jurisdiction.

(e) Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 5(f). Each Party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each of the Parties agrees that a final judgment in any lawsuit, action or other proceeding arising out of or relating to this Agreement brought in the Chosen Courts shall be conclusive and binding upon each of the Parties and may be enforced in any other courts the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment.

(f) Any notice hereunder shall be made in writing by overnight courier, personal delivery or facsimile, in each case to:

If to the Company:

Valeant Pharmaceuticals International, Inc.

700 Route 202/206 North

Bridgewater, New Jersey 08807

Attention: General Counsel

Facsimile: (949) 461-6609

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Attention: Alison M. Ressler; Eric M. Krautheimer

Facsimile: (310) 712-8800

with a copy to:

Osler, Hoskin & Harcourt LLP

100 King Street West

1 First Canadian Place

Suite 4600, P.O. Box 50

Toronto ON M5X 1B8

Attention: Clay Horner

Facsimile: (416) 862-6666

If to you:

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attention: William A. Ackman; Roy J. Katzovicz

Facsimile: (212) 286-1133

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Stephen Fraidin; Ross M. Leff

Facsimile: (212) 446-4900; (212) 446-6460

with a copy to:

Davies Ward Phillips & Vineberg LLP

155 Wellington Street West

Toronto ON M5V 3J7 Canada

Attention: Patricia L. Olasker

Facsimile: (416) 863-0871

(g) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other agreements and understandings, both written and verbal, between the Parties with respect to the subject matter hereof executed or agreed to prior to the date of this Agreement.

(h) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment of this Agreement without the prior written consent of the other Party shall be void.

(i) This Agreement may only be amended by a separate writing signed by the Company and you expressly so amending this Agreement. Any provision of this Agreement may be waived by the Party entitled to the benefit thereof, if in writing and signed by the Party entitled to the benefit thereof.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

(k) Unless earlier terminated in a writing executed by the Parties, this Agreement shall terminate upon the earlier of (i) two years from the date of this Agreement or (ii) the consummation of a Transaction; provided that any obligations with respect to information described in Section 1(a)(iv) shall terminate two years from the date of this Agreement.

[The next page is the signature page]

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon this Agreement will constitute our agreement with respect to the subject matter hereof.

Very truly yours,
VALEANT PHARMACEUTICALS
INTERNATIONAL, INC.

By	/s/ Robert R. Chai-Onn
Name: Robert R. Chai-Onn
Title: General Counsel

CONFIRMED AND AGREED TO:
PERSHING SQUARE CAPITAL
MANAGEMENT, L.P.
By: PS Management GP, LLC, its
General Partner

By	/s/ Roy J. Katzovicz
Name: Roy J. Katzovicz
Title: Chief Legal Officer

Dated:	2/19/2014

By	/s/ Timothy L. Barefield
Name: Timothy L. Barefield
Title: Chief Operating Officer

Dated:	2/20/14